SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 19, 2005

Date of report (Date of earliest event reported)
ARCHER-DANIELS-MIDLAND COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-44	41-0129150

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4666 Faries Parkway
Decatur, Illinois		62526

(Address of Principal Executive Offices)		(Zip Code)
(217) 424-5200

(Registrant’s Telephone Number, Including Area Code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 19, 2005, Archer-Daniels-Midland Company (the “Registrant”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the underwriters named in Schedule II to the Underwriting Agreement, in connection with the public offering by the underwriters of $600,000,000 aggregate principal amount of the Registrant’s 5.375% Debentures due 2035, covered by Registration Statements on Form S-3 filed by the Registrant (File Nos. 333-103291 and 333-128426). The Underwriting Agreement, in the form in which it was executed, is filed herewith as Exhibit 1.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
1.1	Underwriting Agreement, dated September 19, 2005, by and among the Registrant, Banc of America Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the underwriters named in Schedule II thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: September 20, 2005	/s/ Douglas J. Schmalz

Douglas J. Schmalz
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
1.1	Underwriting Agreement, dated September 19, 2005, by and among the Registrant, Banc of America Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the underwriters named in Schedule II thereto	Filed Electronically